SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2024

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (as supplemented, the “Proxy Statement”) filed by ClearSign Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 10, 2024 in connection with the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”), to be held on June 25, 2024 at 1:00 p.m., Central Daylight Time.

This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to the stockholders of the Company on or about June 7, 2024. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our stockholders should rely on the information contained in this Supplement.

As described in our Current Report on Form 8-K filed with the SEC on June 7, 2024, the board of directors (the “Board”) of the Company, upon recommendation of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”), vacated the position of Chairman of the Board (the “Chairman”), effective immediately, and, until such time a successor Chairman is appointed by the Board, such position of Chairman shall remain vacant and the function of the Chairman at each Board meeting will be filled by the person designated as such at each Board meeting, in accordance with the Company’s bylaws, or by the Board’s lead independent director. The Company’s former Chairman continues to serve as a member of the Board after this corporate governance structure change. Therefore, this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are further described in the Proxy Statement, including the list of nominees for election to our Board.

The Governance Committee’s recommendation was based on its strategic review of the Company’s corporate governance structure, its intention to enhance the Company’s corporate governance practices and balance the Board’s role with the Company’s executive management team and the position that no member of the Board should now have the powers of the Chairman as currently articulated in the Company’s bylaws.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.

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